UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01.Entry	into a Material Definitive Agreement.

On April 12, 2010, Hawk Field Services, LLC (“HFS”), a wholly owned subsidiary of Petrohawk Energy Corporation (collectively with HFS, the “Company”), and KM Gathering LLC (“Kinder Morgan”), an affiliate of Kinder Morgan Energy Partners, L.P., a publicly traded master limited partnership, each entered into a Formation and Contribution Agreement (the “Contribution Agreement”) relating to a new joint venture arrangement. The joint venture arrangement will be operated through a newly formed joint venture entity, KinderHawk Field Services LLC (“KinderHawk”), and will engage in the natural gas midstream business in and around the Haynesville Shale formation of Northwest Louisiana. Pursuant to the Contribution Agreement, the Company will convey to KinderHawk its Haynesville Shale gathering and treating business in Northwest Louisiana, and Kinder Morgan will contribute $875 million in cash to KinderHawk, subject to certain adjustments. Each of the Company and Kinder Morgan will own a 50% membership interest in KinderHawk. KinderHawk will immediately distribute the $875 million, as adjusted, to the Company. The joint venture will have an economic effective date of January 1, 2010, and the Company will continue to operate the business during a transition period, after which KinderHawk will assume operations.

The Company has made customary and other representations, warranties, covenants and agreements in the Contribution Agreement and has agreed to provide certain indemnification rights to Kinder Morgan. The payment and performance of all obligations and liabilities of Kinder Morgan under the Contribution Agreement are unconditionally guaranteed by Kinder Morgan Energy Partners, L.P. pursuant to a guaranty agreement. Consummation of the transactions contemplated by the Contribution Agreement is conditioned on the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of certain third party contractual consents, amendment of certain third party contracts, including the Company’s credit facility, and certain other closing conditions. The Company expects to close the transactions contemplated by the Contribution Agreement on the third business day following the satisfaction of the closing conditions and currently anticipates closing by the end of May 2010.

At the closing, the Company and Kinder Morgan will enter into a limited liability company agreement governing KinderHawk (the “LLC Agreement”), and KinderHawk will enter into a gas gathering agreement with the Company (the “Gathering Agreement”). The proposed LLC Agreement provides the following:

•

Management of KinderHawk. The business and affairs of KinderHawk will be managed by a board of directors (the “Board”), consisting of four directors, two appointed by the Company and two appointed by Kinder Morgan.

•

Additional Capital Contributions. During the 2010 and 2011 fiscal years, the Company and Kinder Morgan are required to make pro-rata additional capital contributions to KinderHawk to fund capital expenditures in accordance with pre-approved fiscal year annual budgets up to a maximum requirement of $201.3 million each, less amounts expended during 2010 prior to closing. Thereafter, the Board may approve additional required capital contributions from the Company and Kinder Morgan. In the event the Company or Kinder Morgan fails to make a required capital contribution, among other things, (i) its respective interests in KinderHawk may be adjusted accordingly and (ii) its right to appoint directors to the Board may be reduced.

•	Distributions. Each month, KinderHawk will distribute its adjusted net income to the Company and Kinder Morgan in accordance with their respective ownership interests.

•

Transferability of Ownership Interests. Except for certain permitted transfers to affiliates, the Company and Kinder Morgan are each subject to certain limitations and prohibitions on transferring their ownership interests in KinderHawk. In general, each transfer of an ownership interest in KinderHawk, among other requirements, is subject to consent of the non-transferring member for the first two years. Thereafter, each transfer must be of all interests owned and solely for cash, subject to a right of first refusal in favor of the non-transferring member.

        Under the terms of the proposed Gathering Agreement, KinderHawk will receive, gather, treat, and redeliver all of the natural gas owned or controlled by the Company and produced from the dedicated zones and formations below the base of the Cotton Valley Sands in Bossier, Caddo, DeSoto, Red River, Webster, Sabine and Bienville Parishes of Louisiana (the “Designated Area”), except for any natural gas used by the Company to develop and operate its leases or to fulfill its obligations to its lessors. KinderHawk will grant the Company first priority capacity rights on all capacity in its system. Under certain circumstances, KinderHawk may offer unused capacity to third parties. KinderHawk will also be obligated, at its own expense, to construct additional pipeline and facilities within the Designated Area to additional wells that the Company drills as set forth in pre-approved fiscal year annual budgets, plus wells within a certain distance from the Company’s existing pipeline system or pre-approved budgeted system, subject to limited exceptions. For wells outside these areas, KinderHawk and the Company will negotiate in good faith regarding payment of the costs and expenses related to connecting such wells into the system.

        The Company will be obligated to deliver minimum annual quantities of natural gas to KinderHawk equal to 50% of the Company’s annual projected production from the Designated Area for the next five years, or in the alternative, pay an annual true-up fee to KinderHawk if such minimum annual quantities are not delivered. The Company will pay to KinderHawk negotiated gathering and treating fees, subject to an annual inflation adjustment factor and adjustments for KinderHawk’s additional direct costs arising out of changes in law relating to certain environmental matters. The gathering fee will be equal to $0.34 per Mcf of the Company’s natural gas delivered at KinderHawk’s receipt points. The treating fee will be charged for gas delivered containing more than 2% by volume of carbon dioxide. For gas delivered containing between 2% and 5.5% carbon dioxide, the treating fee will be between $0.030 and $0.345 per Mcf, and for gas containing over 5.5% carbon dioxide, the treating fee will start at $0.365 per Mcf and increase on a scale of $0.09 per Mcf for each additional 1% of carbon dioxide content.

The term of the proposed Gathering Agreement will remain in effect until the expiration of the Company’s leases in the Designated Area.

The foregoing description of the Contribution Agreement is a summary only and is qualified by reference to the text of such agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The proposed LLC Agreement and proposed Gathering Agreement are not yet final and the terms of such agreements may vary when and if actually executed in connection with the closing of the transactions contemplated in the Contribution Agreement.

Cautionary Statements

This current report includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K, for the year ended December 31, 2009, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in our SEC filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Formation and Contribution Agreement, dated April 12, 2010, by and among Petrohawk Energy Corporation, Hawk Field Services, LLC, and KM Gathering LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President—Chief Accounting Officer and Controller

Date: April 16, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Formation and Contribution Agreement, dated April 12, 2010, by and among Petrohawk Energy Corporation, Hawk Field Services, LLC, and KM Gathering LLC.